 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 11, 2017 (May 9, 2017)

ATLANTIC AMERICAN CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	0-3722	58-1027114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

4370 Peachtree Road, N.E., Atlanta, Georgia	30319
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 266-5500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Atlantic American Corporation (the “Company”) was held on Tuesday, May 9, 2017, at which the following matters were submitted to a vote of the shareholders, with voting results as set forth below:

(a) A vote regarding the election of six (6) directors of the Company to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified:

Shares Voted

	For	Withheld	Not Voted

Hilton H. Howell, Jr.	16,884,373	959,271	1,605,633

Robin R. Howell	16,881,625	962,019	1,605,633

Mark E. Preisinger	17,651,365	192,279	1,605,633

Joseph M. Scheerer	17,648,648	194,996	1,605,633

Scott G. Thompson	16,933,398	910,246	1,605,633

D. Keehln Wheeler	17,621,411	222,233	1,605,633

(b) A vote regarding ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year:

	Shares Voted

For	Against	Abstain

19,083,406	238,929	126,942

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC AMERICAN CORPORATION

	By:	/s/ John G. Sample, Jr.
John G. Sample, Jr.
Senior Vice President, Chief Financial Officer and
Secretary

Date: May 11, 2017